Exhibit 3(n)

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

TXU COLLIN COMPANY LLC

TXU Collin Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”), does hereby certify:

1. The present name of the Company is TXU Collin Company LLC.

2. The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on June 29, 2005 (the “Certificate of Formation”).

3. The Certificate of Amendment to the Certificate of Formation amends and restates the First Article of the Certificate of Formation so that, as amended, said Article shall read in its entirety as follows:

“FIRST: The name of the limited liability company is Collin Power Company LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 31st day of July, 2007.

TXU COLLIN COMPANY LLC

By:	/s/ Jared S. Richardson
Jared S. Richardson
Assistant Secretary

CERTIFICATE OF FORMATION

OF

TXU COLLIN COMPANY LLC

FIRST: The name of the limited liability company is TXU Collin Company LLC (the “Company”).

SECOND: The Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The Company has a board of managers and the business and affairs of the Company shall be managed by or under the direction of the board of managers. The company shall be a separate, independent entity from its member and its member, in such capacity, and by reason of its status as such, shall have no right or authority to bind or act for the Company.

FOURTH: The number of managers of the Company shall be fixed, from time to time, in the manner provided by in the Limited Liability Company Agreement of the Company and shall be one (1) or more.

The number of managers constituting the initial board of managers is five (5), and the names and addresses of the persons who are to serve as managers until their respective successor is duly elected and qualifies are:

David A. Campbell	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

M. S. Greene	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Kirk R. Oliver	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Eric H. Peterson	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

C. John Wilder	Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of TXU Collin Company LLC this 29th day of June, 2005.

TXU VALLEY COMPANY LLC

By:	/s/ Andrew M. Wright
Andrew M. Wright
Authorized Person